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Exhibit 2.1

                                 AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 3 (this "AMENDMENT") is made as of this 28th day of January, 2009, to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008, as amended (as so amended, the "MERGER AGREEMENT"), by and between World Waste Technologies, Inc., a California corporation ("WWT"), on the one hand, and Vertex Energy, LP, a Texas limited partnership ("VERTEX LP"), Vertex Energy, Inc., a Nevada corporation ("VERTEX NEVADA"), Vertex Merger Sub, LLC, a California limited liability company and wholly owned subsidiary of Vertex Nevada ("MERGER SUB"), and Benjamin P. Cowart, as agent ("AGENT") of the shareholders of Vertex Nevada, on the other hand. WWT, Vertex LP, Vertex Nevada, Merger Sub and the Agent are collectively referred to herein as the "PARTIES". Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Parties desire to make a further change to the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises exchanged herein, the Parties agree as follows:

         1. Section 8.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "By either of the Vertex Parties or WWT if the Closing does not occur on or before March 31, 2009."

         2. NO FURTHER CHANGES. All other provisions of the Merger Agreement shall remain in full force and effect after the execution of this Amendment.

         3. TEXAS LAW GOVERNS. This Amendment shall be governed by and construed under the internal laws of the State of Texas.




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         IN WITNESS WHEREOF, the Parties hereto have duly executed this
Amendment as of the day and year first above written.

                                         World Waste Technologies, Inc.,
                                         a California Corporation


                                         By: /s/ JOHN PIMENTEL
                                             ---------------------------
                                             Name:  John Pimentel
                                             Title: CEO



                                         Vertex Merger Sub, LLC,
                                         a California Limited Liability Company


                                         By:  /S/ BENJAMIN P. COWART
                                              ---------------------
                                              Name:  Benjamin P. Cowart
                                              Title: CEO



                                         Vertex Energy, Inc.,
                                         a Nevada corporation


                                         By:  /S/ BENJAMIN P. COWART
                                              ---------------------
                                              Name:  Benjamin P. Cowart
                                              Title: CEO



                                         /S/ BENJAMIN P. COWART
                                         --------------------------------
                                         Benjamin P. Cowart, individually


                                         Vertex Energy LP,
                                         a Texas limited partnership


                                         By: /S/ BENJAMIN P. COWART
                                             -----------------------
                                             Name:  Benjamin P. Cowart
                                             Title: CEO